UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2016

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203, Purchase, New York, 10577

(Address of principal executive offices)    (Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 11, 2016, Teladoc, Inc. (“Teladoc”) issued a press release announcing preliminary 2015 financial results and preliminary guidance related to its 2016 outlook. A copy of the press release is furnished hereto as Exhibit 99.1.

On January 11, 2016, Teladoc will present in the 34th Annual J.P. Morgan Healthcare Conference in San Francisco, California, beginning at 8:30 AM Pacific Time. Teladoc has posted the materials that will be presented during the event to Teladoc’s Investor Relations website (http://ir.teladoc.com). A copy of the presentation materials is furnished hereto as Exhibit 99.2. There will be an audio webcast of the event accessible via Teladoc’s Investor Relations website.

The information contained herein and in the accompanying exhibits shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Teladoc, Inc. press release, dated January 11, 2016
99.2	Teladoc, Inc. slide presentation, dated January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date: January 11, 2016	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Teladoc, Inc. press release, dated January 11, 2016
99.2	Teladoc, Inc. slide presentation, dated January 11, 2016